UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SEMGROUP ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	20-8536826
(State of incorporation or organization)	(I.R.S. Employer I.D. No.)

Two Warren Place

6120 South Yale Avenue, Suite 700

Tulsa, Oklahoma 74136

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Units representing limited partner interests	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-141196.

Securities to be registered pursuant to Section 12(g) of the Act:   None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the common units representing limited partner interests in SemGroup Energy Partners, L.P. (the “Registrant”) is set forth under the captions “Summary,” “Our Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Description of the Common Units,” “The Partnership Agreement” and “Material Tax Consequences” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-141196), initially filed with the Securities and Exchange Commission on March 9, 2007. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit Number	Description

1.	Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-141196), initially filed with the Securities and Exchange Commission on March 9, 2007 (incorporated herein by reference).

2.	Certificate of Limited Partnership of SemGroup Energy Partners, L.P. (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1).

3.	First Amended and Restated Agreement of Limited Partnership of SemGroup Energy Partners, L.P. (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form S-1).

4.	Specimen Unit Certificate for the Common Units (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-1).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SEMGROUP ENERGY PARTNERS, L.P.

		By:	SemGroup Energy Partners G.P., L.L.C. Its General Partner

Date: May 25, 2007	By:	/s/ Kevin L. Foxx
Kevin L. Foxx
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

1.	Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-141196), initially filed with the Securities and Exchange Commission on March 9, 2007 (incorporated herein by reference).

2.	Certificate of Limited Partnership of SemGroup Energy Partners, L.P. (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1).

3.	First Amended and Restated Agreement of Limited Partnership of SemGroup Energy Partners, L.P. (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form S-1).

4.	Specimen Unit Certificate for the Common Units (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-1).